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                                                                     EXHIBIT 4.8


                              CERTIFICATE OF TRUST
                                       OF
                           HOUSEHOLD CAPITAL TRUST V


     This Certificate of Trust of Household Capital Trust V (the "Trust"), is being executed as of March 21, 2000 for the purpose of organizing a business trust under the Delaware Business Trust Act 12 Del.C. SS. 3801 et seq. (the "Act").

     The undersigned hereby certifies as follows:

     1. Name. The name of the business trust formed hereby is "Household Capital Trust V" (the "Trust").

     2. Delaware Trustee. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of SS. 3807 of the Act are as follows: Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890.

     3. Effective. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

     4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.

     IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


                                         WILMINGTON TRUST COMPANY
                                         as Trustee


                                         By:  /s/ Patricia A. Evans
                                         ---------------------------------------
                                              Name:   Patricia A. Evans
                                              Title:  Financial Servicer Officer



                                         /s/ Benjamin B. Moss Jr.
                                         ---------------------------------------
                                         Benjamin B. Moss Jr., as trustee


                                          /s/ Dennis J. Mickey
                                          --------------------------------------
                                          Dennis J. Mickey, as trustee